Exhibit 10.1

EXECUTION VERSION

CONTINGENT EQUITY CONTRIBUTION UNDERTAKING
(SENIOR NOTES)

Dated as of March 11, 2019

by and among

ENERGY TRANSFER OPERATING, L.P.
PHILLIPS 66 PARTNERS LP,
ENBRIDGE INC., and
MPLX LP,
as Contributors

MIDWEST CONNECTOR CAPITAL COMPANY LLC,
as the Company,

and

U.S. BANK NATIONAL ASSOCIATION,
as the Trustee

i

This Contingent EQUITY CONTRIBUTION Undertaking (Senior Notes) (this “Agreement”), dated as of March 11, 2019, is entered into by and among Energy Transfer Operating, L.P., a Delaware limited partnership, Phillips 66 Partners LP, a Delaware limited partnership, Enbridge Inc., a Canadian corporation, and MPLX LP, a Delaware limited partnership (collectively, the “Contributors”), Midwest Connector Capital Company LLC, a Delaware limited liability company (the “Company”), and U.S. Bank National Association, as the Trustee under the Indenture referenced below (in such capacity, together with any successor Trustee appointed pursuant to the Indenture, the “Trustee”). Capitalized terms used in this Agreement are defined as set forth in Section 1.1.

R E C I T A L S:

WHEREAS, each of the Contributors indirectly owns its Proportionate Interest of the Equity Interests in (i) Dakota Access, LLC (the “Pledgor”), and Pledgor directly owns 100% of the Equity Interests in the Company, and (ii) Energy Transfer Crude Oil Company, LLC (“ETCOC” and, together with the Pledgor, the “Pipeline Owners”);

WHEREAS, the Pledgor owns an approximately 1,172 mile, 30-inch diameter long-haul crude oil pipeline originating in North Dakota and terminating at Patoka, Illinois and an in-field system with six receipt stations in the Bakken/Three Forks production area of North Dakota and all facilities related thereto (as more fully defined in the Indenture, the “DAPL Pipeline”), and ETCOC owns an approximately 748 mile, mostly 30-inch diameter pipeline originating at Patoka, Illinois and terminating at Nederland, Texas and two 30-inch diameter connections at such origin and termination which are approximately 32 miles and 30 miles in length, respectively (as more fully described in the Indenture);

WHEREAS, the Pledgor, ETCOC and the Company intend to refinance certain Indebtedness under (and as defined in) the Credit Agreement and the other Financing Documents (as defined in the Credit Agreement);

WHEREAS, in connection with such refinancing, the Company intends to incur certain indebtedness under a Permitted Replacement Debt Facility (as defined in the Credit Agreement) through the issuance of the notes (collectively, the “Notes”) described in that certain offering memorandum of the Company, dated as of March 11, 2019, and, in connection therewith, enter into (a) the Indenture, dated as of the Issue Date (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Company, the Trustee and each other Person party thereto from time to time, (b) if required at the time of the issuance of the Notes, the Collateral Agency and Intercreditor Agreement, dated as of the Issue Date (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among the Company, the Pledgor, ETCOC, the Collateral Agent and the Trustee named therein and each other Person party thereto from time to time, and (c) if required at the time of the issuance of the Notes, each other Additional First Lien Document;

WHEREAS, each Contributor has agreed to make or cause to be made Equity Contributions to the Company if required at the time specified in accordance with the terms hereof; and

WHEREAS, in order to induce the holders from time to time of the Notes to purchase the Notes, the parties have agreed to the provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

ARTICLE I.
DEFINITIONS; INTERPRETATION

Section 1.1. Definitions. Each capitalized term used and not otherwise defined herein (including in the introductory paragraph and recitals hereto) shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Indenture. In addition to the terms defined in the Indenture, the following terms used herein, including in the introductory paragraph and recitals hereto, shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Bankruptcy Event” shall mean any voluntary filing, or involuntary filing not contested and revoked within sixty (60) days of such filing, of the Company or either Pipeline Owner for protection under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Law” shall mean each of the Bankruptcy Code, any similar federal, state or foreign law for the relief of debtors, or any reorganization, insolvency, moratorium or assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Company or either Pipeline Owner, or any similar law affecting creditors’ rights generally.

“Company” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Completion of Remediation” shall mean the substantial completion of Remediation Actions (the date of which shall be as certified by the Company to the Trustee).

“Contingent Equity Undertaking” shall mean, at any time, (a) during a Remediation Period, following a Temporary Trigger Event through and until the date of the Completion of Remediation, and upon the occurrence and during the continuance of a Remediation Period Acceleration, the aggregate amount of the principal payable on each applicable Series of the Notes and, at the time that principal is paid on the Notes, the aggregate amount of the accrued and unpaid interest thereon (without giving effect to any default rate or make whole or similar payment, if applicable), and for which the Company has or is projected to have insufficient funds, as specified in a written notice (each, a “Remediation Contribution Notice”) delivered by the Company to the Contributors no less than ten (10) Business Days prior to the date (the “Remediation Contribution Date”) specified in such Remediation Contribution Notice for payment of such Required Equity Contribution; or (b) following a Permanent Trigger Event, (i)

in respect of a Permitting Trigger Event or an event described in clause (ii) of the definition of “Permanent Trigger Event”, the Repurchase Amount, or (ii) in respect of a Series Trigger Event, the aggregate amount required to repay the principal amount of and accrued and unpaid interest in respect of the Note Obligations due and owing solely in respect of such Series of Notes (without giving effect to any default rate or make whole or similar payment, if applicable) as of the maturity date of such Series of Notes and in any case for which the Company has or is projected to have insufficient funds.

“Contribution Date” shall have the meaning assigned to such term in Section 2.2(b).

“Contribution Account” shall have the meaning assigned to such term in Section 2.2(a).

“Contribution Notice” shall have the meaning assigned to such term in Section 2.2(b).

“Contributor” shall have the meaning set forth in the introductory paragraph of this Agreement, provided that Contributors shall also include any successor entity that becomes a Joining Contributor under this Agreement in accordance with the terms hereof.

“Contributor Maximum Amount” shall mean, with respect to each Contributor, the sum of (1) (x) the aggregate principal amount of each applicable Series of Notes outstanding at the time a Permanent Trigger Event occurs (including in the case of the payment of the Repurchase Amount, a premium of 1% on the principal amount of the Notes repurchased in connection with a Permanent Trigger Event Offer) and (y) accrued and unpaid interest on the Notes at any time that a payment hereunder is payable (without giving effect to any default rate or make whole or similar payment, if applicable), multiplied by (2) the Proportionate Interest of such Contributor.

“DAPL Pipeline” shall have the meaning assigned to such term in the recitals to this Agreement.

“Equity Contribution” shall have the meaning assigned to such term in Section 2.1(a).

“ETCOC” shall have the meaning assigned to such term in the recitals to this Agreement.

“Governmental Authority” shall mean any federal, state, regional or local governmental department, commission, board, bureau, authority, agency, court, instrumentality, cabinet or judicial or regulatory body or entity, in any such case, exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and having jurisdiction over all or any portion of the DAPL Pipeline, the Company or either Pipeline Owner.

“Indenture Documents” shall mean the Indenture, the Notes and this Agreement.

“Indenture Parties” shall mean the Trustee and the holders of the Notes.

“Intercreditor Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Investment Grade” means Baa3 or better by Moody’s or BBB- or better by S&P, or the equivalent investment grade credit rating from Fitch or any other “nationally recognized statistical rating organization” registered with the SEC, including any successor to S&P, Fitch or Moody’s.

“Joinder” shall have the meaning assigned to such term in Section 7.14.

“Joining Contributor” shall have the meaning assigned to such term in Section 7.14.

“Material Adverse Effect” shall mean a material and adverse effect on a Contributor’s ability to perform its obligations under this Agreement.

“Notes” shall have the meaning assigned to such term in the recitals to this Agreement.

“Permanent Trigger Event” shall mean (i) a Permitting Trigger Event, (ii) the written determination by the Company that a Temporary Trigger Event has become a Permitting Trigger Event or that the Company no longer intends to undertake to address the issues included in the final judgment of the District Court in the Proceedings, or (iii) a Series Trigger Event.

“Permanent Trigger Event Offer” shall mean an offer made by the Company, following a Permanent Trigger Event and prior to the Required Contribution Termination Date, to each Holder of Notes to repurchase all or any part of such Holder’s Notes, pursuant to Section 4.08(a) of the Indenture.
“Permits” means any material federal or state public utility commission (or equivalent material state-level governmental) approval or required federal or state public utility commission (or equivalent material state-level governmental) permit, in each case necessary for the operation of the DAPL Pipeline.

“Permitting Trigger Event” shall mean pursuant to a final judgment (whether or not such final judgment is subject to appeal or any appeal has been filed) entered by the District Court in the Proceedings, a termination, cancellation, repudiation or invalidation of the Permits which, in the reasonable judgment of the Company, may not be remediated through actions undertaken to address the issues included in the final judgment of the District Court in the Proceedings.

“Pipeline Owners” shall have the meaning assigned to such term in the recitals to this Agreement.

“Pledgor” shall have the meaning assigned to such term in the recitals to this Agreement.

“Proceedings” shall mean the United States District Court litigation in Standing Rock Sioux Tribe v. United States Army Corps of Engineers, No. 1:16-cv-01534-JEB, which includes the consolidated actions of Yankton Sioux Tribe v. United States Army Corps of Engineers, No. 1:16-cv-01796-JEB, and Oglala Sioux Tribe v. United States Army Corps of Engineers, No. 1:17-cv-00267-JEB.

“Proportionate Contingent Equity Undertaking” shall mean, in relation to any Contributor, at any time, (a) the Contingent Equity Undertaking multiplied by (b) such Contributor’s Proportionate Interest at such time.

“Proportionate Interest” shall mean, in relation to any Contributor, at any time, the indirect percentage ownership interest in the Company of such Contributor on the Issue Date, as set forth in the following sentence, as such Proportionate Interest may be modified in connection with such Contributor’s disposition or acquisition of indirect ownership interests in the Company. As of the Issue Date, the Proportionate Interest of each Contributor is as follows: (a) as to Energy Transfer Operating, L.P., 38.25%; (b) as to Phillips 66 Partners LP, 25%; (c) as to Enbridge Inc., 27.56%; and (d) as to MPLX LP, 9.19%; provided that in no event shall any Contributor’s obligation under this Agreement exceed the Contributor Maximum Amount.

“Reimbursed Equity Contribution” shall have the meaning given in Section 4.4.

“Remediation Actions” shall mean actions taken which, in the Company’s judgment, are designed and reasonably expected to address issues included in the final judgment (whether or not such final judgment is subject to appeal or any appeal has been filed) entered by the District Court in the Proceedings, such that the future operations of the DAPL Pipeline would not be materially adversely affected upon the Completion of Remediation.

“Remediation Contribution Date” shall have the meaning assigned to such term in the definition of “Contingent Equity Undertaking”.
“Remediation Contribution Notice” shall have the meaning assigned to such term in the definition of “Contingent Equity Undertaking”.

“Remediation Period” shall mean the period upon and after a Temporary Trigger Event until the earlier of the Completion of Remediation or a Permanent Trigger Event.

“Remediation Period Acceleration” shall mean an acceleration during the Remediation Period of one or more Series of Notes upon the occurrence of an Event of Default with respect to such Series.

“Repurchase Amount” shall mean the aggregate amount required to repurchase on the Repurchase Date all Notes properly tendered in connection with a Permanent Trigger Event Offer, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the Repurchase Date (except if the Repurchase Date shall be an interest payment date and without giving effect to any default rate or make whole or similar payment, if applicable), plus a premium of 1% on the principal amount of the Notes repurchased pursuant to the Permanent Trigger Event Offer.

“Repurchase Date” shall mean, with respect to any Note to be repurchased, the date fixed for such repurchase pursuant to the Indenture.

“Required Contribution Termination Date” shall mean the earlier of (i) the date on which the Company shall have provided the Trustee an Officers’ Certificate certifying that the Proceedings have been resolved pursuant to a final judgment, whether or not such final judgment is subject to appeal or any appeal has been filed, entered by the District Court and such final judgment, whether or not such final judgment is subject to appeal or any appeal has been filed, has not resulted in the termination, cancellation, repudiation or invalidation of any Permits or (ii) the date on which any Completion of Remediation occurs. For the avoidance of doubt, all of each Contributor’s obligations, including obligations under Section 6.1 of this Agreement, obligations to make any Equity Contribution pursuant to any other Indenture Document, and any other obligations under any Indenture Document, or otherwise, shall terminate automatically upon the Required Contribution Termination Date.

“Required Equity Undertaking” shall mean, in relation to any Contributor, at any time, (a) such Contributor’s Proportionate Contingent Equity Undertaking at such time, minus (b) solely in respect of any Contingent Equity Undertaking described in clause (b)(ii) of the definition thereof, such Contributor’s Equity Contributions made prior to such time pursuant to the terms of this Agreement.

“Required Equity Contribution” shall mean any Equity Contribution made or to be made by any Contributor in the amount of such Contributor’s Required Equity Undertaking, in each case, to the extent the Company has or is projected to have insufficient funds to pay such amounts.
“Required Noteholders” shall mean, in respect of any series of the Notes under the Indenture in respect of which an Event of Default (except as expressly contemplated under the Indenture) has occurred and is continuing, the Trustee or the holders of at least 25% in principal amount of all of the outstanding Notes of such series.

“Series Trigger Event” shall mean, with respect to any Series of Notes, the original scheduled maturity of such Series of Notes during the Remediation Period.

“Termination Date” shall have the meaning set forth in Section 7.13.

“Trigger Event” shall mean a Temporary Trigger Event or a Permanent Trigger Event.

“Temporary Trigger Event” shall mean, pursuant to a final judgment (whether or not such final judgment is subject to appeal or any appeal has been filed) entered by the District Court in the Proceedings, a termination, cancellation, repudiation, suspension, invalidation or material negative modification of the Permits which, in the reasonable judgment of the Company, may be remediated through actions undertaken to address the issues included in the final judgment of the District Court in the Proceedings, such that the future operations of the DAPL Pipeline would not be materially adversely affected upon the Completion of Remediation.

“Trustee” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

Section 1.2. Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in the Indenture shall apply, mutatis mutandis, to this Agreement (including its introductory paragraph and recitals).

ARTICLE II.
EQUITY CONTRIBUTIONS

Section 2.1. Equity Contributions.

(a)  Equity Contributions. Each Contributor hereby irrevocably agrees to make one or more equity contributions to the Company in accordance with this Agreement (each an “Equity Contribution”) in an aggregate amount equal to its Proportionate Contingent Equity Undertaking, subject to and in accordance with the mechanics set forth in Section 2.2, but in no event, for any Contributor to exceed such Contributor’s Contributor Maximum Amount.

(b)  Maximum Equity Contributions. Notwithstanding anything to the contrary set forth in Section 2.1(a) (or in any other Section hereof or other Indenture Document), in no event shall any Contributor be obligated to make any Equity Contribution (or aggregate Equity Contributions) that exceeds such Contributor’s Contributor Maximum Amount.

(c)  No Limitation on Voluntary Equity Contributions. Nothing herein shall be construed to prohibit or otherwise limit any Contributor or any of its Affiliates from making or causing to be made voluntary equity contributions to the Company or the Pipeline Owners at the time and in the amount elected by such Contributor in its sole discretion or from making or causing to be made equity contributions to the Company or the Pipeline Owners pursuant to their applicable constituent documents.

Section 2.2. Contribution Mechanics

(a)  Remediation Contribution Notices. Solely upon or after the occurrence of a Temporary Trigger Event that occurs prior to a (i) Permitting Trigger Event, (ii) an event described in clause (ii) of the definition of “Permanent Trigger Event” and (iii) the Required Contribution Termination Date, the Company shall deliver a Remediation Contribution Notice to each Contributor, in respect of all principal and accrued and unpaid interest (without giving effect to any default rate or make whole or similar payment, if applicable) on any Series of Notes upon a Series Trigger Event or upon a Remediation Period Acceleration in respect of such Series of Notes that become due and payable during the Remediation Period, in each case, to the extent the Company has or is projected to have insufficient funds to pay such amounts. Upon delivery of the Remediation Contribution Notice, the Company shall designate an account of the Company for deposit of such Equity Contribution (the “Contribution Account”). For the avoidance of doubt, the aggregate amount specified for payment in each Remediation Contribution Notice shall constitute the Required Equity Contribution in respect thereof.

(b) Permanent Trigger Event Contribution Notice. Solely upon or after the occurrence of a Permanent Trigger Event that occurs prior to the Required Contribution Termination Date, the Company shall (or the Trustee may, pursuant to Section 2.2(c)) deliver a written notice (the “Contribution Notice”) to each Contributor, with a copy to the Trustee, setting forth (i) the Permanent Trigger Event to which such Contribution Notice applies, (ii) the requested date upon which each Required Equity Contribution shall be due and owing (the “Contribution Date”) (which shall be no sooner than ten (10) Business Days following the date such Contribution Notice is delivered), (iii) the amount of each Required Equity Contribution (which shall not exceed such Contributor’s Contributor Maximum Amount), and (iv) the Contribution Account.

(c)  Submission of Notices. If the Company shall not have delivered a Remediation Contribution Notice under Section 2.2(a) or a Contribution Notice under Section 2.2(b) in respect of any Required Equity Contribution to the Trustee and each Contributor on or prior to the third Business Day following the occurrence of such Temporary Trigger Event or Permanent Trigger Event, the Trustee shall be permitted (but shall not be required) to deliver such Remediation Contribution Notice or Contribution Notice on behalf of the Company to each Contributor relating to a Temporary Trigger Event or Permanent Trigger Event, as applicable, of which it has received written notice from the Company or any Contributor. If the Remediation Contribution Notice or Contribution Notice is delivered by the Trustee, it will contain only such information required to be in such notice as provided by the Company or a Contributor in the written notice to the Trustee. The Trustee may conclusively rely upon the information given to it by the Company or a Contributor.

(d)  Cash Funding. Each Contributor shall, on or prior to the applicable Remediation Contribution Date or Contribution Date, make each Required Equity Contribution by depositing an amount equal to such Contributor’s Required Equity Undertaking (but not exceeding such Contributor’s Contributor Maximum Amount), in each case as specified in the applicable Contribution Notice or Remediation Contribution Notice (in the case of any dispute as to the amount of any Required Equity Contribution, as resolved in good faith by the applicable Parties), into the Contribution Account specified in such Contribution Notice or Remediation Contribution Notice, no later than 1:00 p.m. (New York City time) on the applicable Remediation Contribution Date or Contribution Date.

ARTICLE III.
[RESERVED]

ARTICLE IV.
WAIVERS; UNCONDITIONALITY; SUBROGATION; REINSTATEMENT

Section 4.1  Waiver of Defenses. Each Contributor hereby unconditionally and irrevocably waives and relinquishes, to the maximum extent permitted by applicable Applicable Law, all rights or remedies accorded by applicable Applicable Law to sureties or guarantors (other than the defense of payment of the applicable amounts and the defense that the Contributor is not obligated to perform or has fully performed the matter in question) and agrees not to assert or take advantage of any such right or remedies, including:

(a)  any right to require any Indenture Party to proceed against the Company or any other Person or to proceed against or exhaust any security held by any Indenture Party at any time or to pursue any other remedy in any Indenture Party’s power before proceeding against such Contributor to enforce the provisions of this Agreement;

(b)  any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of the Company, either Pipeline Owner or any other Person or the failure of any Indenture Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of the Company, either Pipeline Owner or any other Person;

(c)  demand, presentment, protest and notice of any kind (other than any notices expressly required to be delivered to such Contributor hereunder), creation or incurring of any new or additional indebtedness or obligation or of any action or non‑action on the part of the Company, either Pipeline Owner or any Indenture Party, any endorser or creditor of the foregoing or on the part of any other Person under the Indenture Documents;

(d)  any defense based upon an election of remedies by the Indenture Parties, including an election to proceed by non‑judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of such Contributor, the right of such Contributor to proceed against the Company, either Pipeline Owner or another Person for reimbursement, or both;

(e)  any defense based on any offset against any amounts which may be owed by any Person to such Contributor, the Company or either Pipeline Owner or for any reason whatsoever;

(f)  any defense based upon any Applicable Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(g)  any defense based on any failure to act, delay or omission whatsoever on the part of the Company, either Pipeline Owner or such Contributor or the failure by the Company, either Pipeline Owner or such Contributor to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Indenture Documents;

(h)  any defense, setoff or counterclaim which may at any time be available to or asserted by the Company, either Pipeline Owner or such Contributor against any Indenture Party or any other Person under the Indenture Documents based on or related to the bankruptcy or insolvency of the Company or either Pipeline Owner;

(i)  any duty on the part of any Indenture Party to disclose to such Contributor any facts such Indenture Party may now or hereafter know about the Company or either Pipeline Owner, regardless of whether such Indenture Party has reason to believe that any such facts materially increase the risk beyond that which such Contributor intends to assume, or have reason to believe that such facts are unknown to such Contributor, or have a reasonable opportunity to communicate such facts to such Contributor (such Contributor acknowledging that it is fully responsible for being and keeping informed of the financial condition of the Company and the Pipeline Owners);

(j)  any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Indenture Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Indenture Documents (other than this Agreement);

(k)  any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code; and

(l)  any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Indenture Party that might otherwise constitute a defense available to, or discharge of, any guarantor or surety (other than setoff against such Contributor or, subject to Section 4.4, the defense of payment of the applicable amounts).

Section 4.2.  Obligations Unconditional. All rights of the Indenture Parties and all obligations of each Contributor hereunder shall be absolute and unconditional irrespective of:

(a)  any lack of validity, legality or enforceability of any Indenture Document (other than this Agreement);

(b)  the failure of any Indenture Party to (i) assert any claim or demand or to enforce any right or remedy against the Company, either Pipeline Owner, any Contributor or any other Person under the provisions of the Indenture Documents or otherwise or (ii) exercise any right or remedy against any Collateral;

(c)  any change in the time, manner or place of payment of, or in any other term of, all or any portion of the Note Obligations, or any other extension or renewal of any obligation of the Company, either Pipeline Owner, any Contributor or otherwise;

(d)  any reduction, limitation, impairment or termination of any of the Note Obligations for any reason other than the full payment in cash thereof or the occurrence of the earlier of the date of discharge of the Note Obligations or the Required Contribution Termination Date, including any claim of waiver, release, surrender, alteration or compromise;

(e)  any amendment to, rescission, waiver or other modification of, or any consent to departure from, any term of any Indenture Document unless entered into and approved in accordance therewith;

(f)  any addition, exchange, release, surrender or non‑perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other security interest held by any Indenture Party; or

(g)  any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, either Pipeline Owner, any Contributor or any surety or guarantor (other than the defense of payment of the applicable amounts and the defense that the Contributor is not obligated to perform or has fully performed the matter in question).

Section 4.3. Subrogation. Prior to and until the Termination Date, each Contributor waives any claim, right or remedy which it may now have or hereafter acquire against the Company that arises hereunder and/or from the performance by such Contributor of its obligations hereunder, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Any amount paid by the Company to any Contributor in violation of the immediately preceding sentence prior to the Termination Date shall be held in trust for the benefit of the Trustee (on behalf of the Indenture Parties) and shall promptly thereafter be paid to the Trustee for application in accordance with the Indenture Documents.

Section 4.4  Reinstatement.  This Agreement and the obligations of each Contributor (other than under Section 6.1) and the Company hereunder shall automatically be reinstated if and to the extent that for any reason any payment made by or on behalf of any Contributor in respect of any portion of such Contributor’s Contingent Equity Undertaking pursuant to this Agreement is rescinded by such Contributor or otherwise restored to (and accepted by) such Contributor or the Company, whether as a result of any Bankruptcy Event with respect to the Company, either Pipeline Owner or any other Person, in each case as if such payment had not been made, provided that such Contributor is repaid any Equity Contribution provided by it (or its Affiliates) (such repayment, a “Reimbursed Equity Contribution”); provided, however, that (x) the circumstances described in clause (b) or (c) of Section 7.13 have not occurred, and (y) any such reinstated obligations shall be subject to the conditions to the making of an Equity Contribution that are set forth in Article II.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Each Contributor represents and warrants to the Company and the Trustee (on behalf of the Indenture Parties), as of the Issue Date, that:

Section 5.1. Organization; Authority; Powers.  Such Contributor (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite corporate power and authority to (i) carry on its business as now conducted and as now proposed to be conducted and (ii) to execute, deliver and perform its obligations under this Agreement, and (c) is qualified to do business and in good standing in each jurisdiction where such qualification is required by law except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by such Contributor of this Agreement have been duly authorized by all corporate action required to be taken or obtained by such Contributor.

Section 5.2.  No Conflict.  The execution, delivery and performance by such Contributor of this Agreement will not violate (a) the organizational or governing documents of such Contributor, (b) any provision of any Applicable Law applicable to or binding on such Contributor or any of its properties or (c) any applicable order of any court or any rule, regulation or order of any Governmental Authority, except, in the case of clause (b) or (c) above, where such violation, creation or imposition would not reasonably be expected to have a Material Adverse Effect.

Section 5.3. Enforceability.  This Agreement has been duly executed and delivered by such Contributor and, assuming due authorization, execution and delivery by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of such Contributor enforceable against such Contributor in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

Section 5.4.  No Litigation.   There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Contributor, threatened against or affecting the Contributor that, if adversely determined to or against the Contributor, would reasonably be expected to have a Material Adverse Effect.

Section 5.5.  Equity Interests. Each Contributor indirectly owns its Proportionate Interest of the outstanding equity interests in each Pipeline Owner.

Section 5.6.  Compliance with Law. Each Contributor is in compliance with all applicable Applicable Law, other than any non-compliance that could not reasonably be expected to have a Material Adverse Effect.

Section 5.7.  Adequate Information. Each Contributor is informed of the financial condition and prospects of the Company and has reviewed and is familiar with the terms of the Indenture Documents that are material to its obligations hereunder.

ARTICLE VI.
COVENANTS

Each Contributor covenants and agrees to comply with the following covenants at all times prior to the Termination Date:

Section 6.1. Dispositions. Such Contributor shall not sell or transfer any portion of its Proportionate Interest, or consent to the issuance by the Company of any additional equity interests of the Company, in either case to any Person, except pursuant to a Permitted Transfer. For purposes of this Section, a “Permitted Transfer” shall include any such sale or transfer (i) to a Contributor or a wholly-owned subsidiary of a Contributor, (ii) to a Person which has an Investment Grade rating for either (x) its corporate credit rating or (y) its long-term, senior unsecured and unguaranteed debt, or which has a direct or indirect parent with either of such Investment Grade ratings and of which it is a majority owned subsidiary and that shall have assumed in writing or by operation of law all of such Contributor’s obligations hereunder, or (iii) if a Ratings Reaffirmation is obtained in connection with such sale or transfer from at least one of Moody’s or S&P; in each case, where such buyer, transferee or parent has executed and delivered a Joinder on or prior to the date of such sale or transfer in accordance with and to the extent required under Section 7.14. For the avoidance of doubt, this Section shall not prohibit the issuance of equity interests by any Contributor. A transfer by a Contributor of a portion of its Proportionate Interest will result in a proportionate reduction in the amount of its Equity Contribution Undertaking.

Section 6.2.  Further Assurances. Such Contributor shall perform, upon the reasonable request of the Trustee, all reasonable acts incidental to such Contributor’s obligations under this Agreement as may be necessary to carry out its obligations in accordance with the intent of this Agreement, provided that in no case shall any Contributor be required to make any payment or provide any financial consideration in excess of that required under the other provisions of this Agreement.

ARTICLE VII.
MISCELLANEOUS
Section 7.1.  Notices. Any notice or communication by the Company, the Contributors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Midwest Connector Capital Company LLC
c/o Energy Transfer Partners LP

8111 Westchester Drive, Suite 600
Dallas, Texas 75225
Attention: Ashton Hayse
Facsimile: (214) 981-0703

If to the Contributors:

To the notice address provided for the Company above
or, for any Contributor, as such Contributor shall
otherwise specify from time to time in written notice
to each of the other parties hereto.

If to the Trustee:

U.S. Bank National Association
8 Greenway Plaza, Suite 1100
Houston, Texas 77046
Attention: Global Corporate Trust Services
Facsimile: (713) 212-3718

The Company, the Contributors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications under this Agreement will be deemed to have been duly given: at the time delivered by hand if personally delivered; five Business Days after being deposited in the mail, if mailed as set forth above; when receipt acknowledged, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 7.2.  Entire Agreement.  This Agreement constitutes the entire contract among the parties relative to Equity Contributions and other subject matter hereof, but shall not affect the other rights and obligations of the Company and the Contributors with respect to other equity contributions to the Company or the Pipeline Owners. Any previous agreement, whether written or oral, among the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement.

Section 7.3.  Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby. If any such provision of this Agreement is so declared invalid or unenforceable, the parties shall promptly negotiate in good faith new provisions to eliminate such invalidity and to restore this Agreement as near as possible to its original intent and effect.

Section 7.4.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.5.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND

SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 7.6.  Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.7. WAIVERS. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7.

Section 7.8.  Amendments; Joinders. No amendment, supplement or waiver of any provision of this Agreement nor consent to any departure by any of the parties hereto from any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. Any such amendment, supplement, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given. Notwithstanding the foregoing, without the consent of any party hereto, any additional Contributor may become a party hereto by execution and delivery of a Joinder in accordance with Section 7.14 and, upon such execution and delivery, such additional Contributor shall be subject to the terms hereof.

Section 7.9.  Assignments. This Agreement and the rights, interests or obligations hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that each Contributor may, without consent of the other parties hereto, assign its rights under this Agreement as permitted under Section 6.1. For the avoidance of doubt, any Contributor that validly assigns all of its Proportionate Interest to another Person in accordance with this Agreement shall be automatically released from its obligations hereunder. This Agreement shall inure to the benefit of and be binding upon each Contributor, the Company and the Trustee (on behalf of the Indenture Parties), and their respective successors and permitted assigns. Nothing in this Agreement will confer upon any Person not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement. Any purported assignment of this Agreement in violation of this Section 7.9 shall be null and void ab initio and shall be ineffective to relieve any party of its obligations hereunder.

Section 7.10.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile transmission or electronic transmission in “.pdf” format shall be as effective as delivery of a manually signed original.

Section 7.11.  No Waiver. No failure on the part of the Trustee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Trustee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Applicable Law. The Trustee shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by the Trustee.

Section 7.12. Specific Performance.  To the extent it may do so under applicable Applicable Law, the Trustee may, pursuant to instructions from the Required Noteholders and upon being provided indemnity other security for the reimbursement of all expenses to which it may be put to protect it from liability, institute an action for specific performance of this Agreement. Each Contributor hereby irrevocably waives, to the extent it may do so under applicable Applicable Law, any defense based on the adequacy of a remedy at law that may be asserted as a bar to the remedy of specific performance in any action brought against such Contributor for specific performance of this Agreement by the Trustee or for its benefit by a receiver, custodian or trustee appointed for the Company or either Pipeline Owner, or in respect of all or a substantial part of their respective assets, under any Bankruptcy Law. The Trustee shall not be required to post a bond or other security in connection with an action for specific performance of this Agreement.

Section 7.13.  Termination. Notwithstanding any provision hereof to the contrary (but subject to Section 4.4), this Agreement and the obligations of the Company and each Contributor hereunder shall terminate on the earliest to occur of (a) the date upon which the Contingent Equity Undertaking has been fully funded, (b) the Required Contribution Termination Date, (c) with respect to a Series of Notes, upon satisfaction and discharge of the Indenture with respect to such Series of Notes in accordance with the Indenture, (d) upon Legal Defeasance or Covenant Defeasance in accordance with (and each as defined in) the Indenture, and (e) as to any Contributor, upon the transfer of all of such Contributor’s Proportionate Interest in the Company in compliance with Sections 6.1 and 7.9 (such earliest date, the “Termination Date”), and all obligations of any Contributor, including obligations under Section 6.1, obligations to make any Equity Contribution pursuant to any other Indenture Document, or otherwise, shall be deemed to be automatically cancelled on the Termination Date.

Section 7.14.  Additional Contributors. To the extent any Contributor transfers any portion of its Proportionate Interest in accordance with Sections 6.1 and 7.9, the transferee thereof (or its direct or indirect parent as described in Section 6) shall accede as a Contributor to this Agreement (each, a “Joining Contributor”) by executing and delivering an instrument substantially in the form of Annex I (a “Joinder”) (with such changes as may be reasonably satisfactory to the Company and the Trustee) pursuant to which such Joining Contributor becomes a Contributor hereunder, subject hereto and bound hereby; provided, however, that such transferee or parent shall not be required to accede as a Contributor to this Agreement if such transferee is a Contributor or if a Ratings Reaffirmation is obtained in connection with such sale or transfer from one of Moody’s or S&P without such transferee so acceding as a Contributor.

Section 7.15.  The Trustee. The Trustee will act only as specifically provided herein and in the Indenture. No implied covenants shall be read into this Agreement against the Trustee. The Trustee is entering into this Agreement solely in its capacity as Trustee under the Indenture, and the duties, powers, rights and obligations of the Trustee in acting hereunder will be subject to the provisions of the Indenture, all of which are incorporated by reference herein. The incorporated provisions of the Indenture are intended to survive the retirement of the Notes and the termination and discharge of the Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Contingent Equity Contribution Undertaking to be duly executed by their respective authorized representatives as of the day and year first written above.
ENERGY TRANSFER OPERATING, L.P.,
as Contributor
      By: Energy Transfer Partners GP, L.P.,
it's general partner
By: Energy Transfer Partners, L.L.C.,
it's general partner

By: /s/ Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer

PHILLIPS 66 PARTNERS LP,
as Contributor

By: PHILLIPS 66 PARTNERS GP LLC,
its General Partner

By: /s/ John D. Zuklic
Name: John D. Zuklic
Title: Vice President and Treasurer

ENBRIDGE INC.,
as Contributor

By: /s/ Maximilian G. Chan
Name: Maximilian G. Chan
Title:Vice President, Treasury

[Signature Page to Contingent Equity Contribution Undertaking]

MPLX LP,
as Contributor

By: MPLX GP LLC, its General Partner

By: /s/ Peter Gilgen
Name: Peter Gilgen
Title: Vice President and Treasurer

MIDWEST CONNECTOR CAPITAL COMPANY
LLC,
as Company

By: /s/ Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Alejandro Hoyos
Name: Alejandro Hoyos
Title: Vice President

[Signature Page to Contingent Equity Contribution Undertaking]

ANNEX I
FORM OF JOINDER

JOINDER NO. [●] (the “Joinder”) dated as of [●], 20[●] to the Contingent Equity Contribution Undertaking, dated as of [●], 2019 (the “ECA”), among Midwest Connector Capital Company LLC (the “Company”), Dakota Access, LLC (the “Pledgor”), Energy Transfer Crude Oil Company, LLC (“ETCOC” and, together with the Pledgor, the “Pipeline Owners”), each of the Contributors party thereto, U.S. Bank National Association as the Trustee under the Indenture referenced in the ECA (in such capacity, together with any successor Trustee appointed pursuant to the Indenture, the “Trustee”).
A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the ECA.

B. As a condition to the ability of any Contributor to transfer any equity interest, direct or indirect, in the Company, the purchaser of such interest or its direct or indirect parent, as described in section 6.1 of the ECA is required to become subject to and bound by the ECA. Section 7.14 of the ECA provides that such Joining Contributor may become a Contributor, subject to and bound by, the ECA, upon the execution and delivery by the Joining Contributor of an instrument in the form of this Joinder. The undersigned Person (the “Joining Contributor”) is executing this Joinder in accordance with such requirements of the ECA.

Accordingly, the Joining Contributor agrees as follows:

SECTION 1. In accordance with Section 7.14 of the ECA, the Joining Contributor by its signature below becomes a Contributor under, subject to and bound by, the ECA with the same force and effect as if the Joining Contributor had originally been named therein as a Contributor, and the Joining Contributor hereby agrees to all the terms and provisions of the ECA applicable to it as a Contributor. Each reference to a “Contributor” in the ECA shall be deemed to include the Joining Contributor. The ECA is hereby incorporated herein by reference. Immediately following the execution of the Joinder, the Proportionate Interest of the Joining Contributor is [___]% .

SECTION 2. The Joining Contributor represents and warrants to the Trustee that (i) it has full power and authority to enter into this Joinder, and (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Joinder and the ECA.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Company and the Trustee shall have received a counterpart of this Joinder that bears the signature of the Joining Contributor. Delivery of an executed signature page to this Joinder by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

____________________
1 Insert applicable Proportionate Interest.
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SECTION 4. Except as expressly supplemented hereby, the ECA shall remain in full force and effect.

SECTION 5. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the ECA shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7.1 of the ECA. All communications and notices hereunder to the Joining Contributor shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Trustee for its reasonable and documented out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Trustee.

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IN WITNESS WHEREOF, the undersigned have duly executed this Joinder to the ECA as of the day and year first above written.

[JOINING CONTRIBUTOR],

By: _______________________
Name:
Title:

Address for notices:

_______________________
_______________________

Attention: _______________________

Email:  _______________________

Telecopy: _______________________

Acknowledged by:

Midwest Connector Capital Company LLC,
as Company

By: ____________________________________
Name:
Title:

Acknowledged by:

U.S. Bank National Association,
as Trustee

By: ____________________________________
Name:
Title:

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